Exhibit 10

EXECUTION VERSION

REDEMPTION AND CONTRIBUTION AGREEMENT

This Redemption and Contribution Agreement (this “Agreement”) is entered into on May 6, 2011, by and between OCM Marine Investments CTB, Ltd., a Cayman Islands exempted company (“Borrower”), and OCM Marine Holdings TP, L.P., a Cayman Islands exempted limited partnership (“Lender”).

RECITALS

WHEREAS, in connection with the extension of credit by Lender to Borrower, Borrower has issued to Lender a promissory note in an initial principal amount equal to $100,000,000.00 (the “Note”).

WHEREAS, pursuant to the terms of the Credit Agreement (the “Credit Agreement”), dated as of March 29, 2011, by and among Borrower, OCM Administrative Agent, LLC, a Delaware limited liability company, and General Maritime Corporation (“GMR”), General Maritime Subsidiary Corporation and General Maritime Subsidiary II Corporation, each, a Marshall Islands corporation, Borrower has made certain loans to GMR.  In consideration for such loans, GMR has issued to Borrower warrants to acquire 23,091,811 shares of the common stock of GMR (the “Warrants”) pursuant to the Investment Agreement (the “Investment Agreement”), dated as of March 29, 2011, by and between Borrower and GMR.

NOW THEREFORE, in consideration of the mutual agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                       Redemption of the Note.  Immediately following the Closing, Borrower shall assign, transfer, convey and deliver to Lender, the Warrants, and Lender shall accept and assume, free and clear of all liens, all of Borrower’s rights, title and interests in, to and under the Warrants, in repayment of outstanding principal and interest under the Note in amount equal to the Agreed Warrant Fair Market Value (the “Redemption”).

2.                                       Contribution.  Immediately following the Closing and immediately following the Redemption, Lender shall contribute, assign, transfer, convey and deliver to Borrower, the Note, and Borrower shall accept and assume, free and clear of all liens, all of Lender’s rights, title and interests in, to and under the Note (the “Contribution”) and the Note shall be cancelled and of no further force or effect and Borrower shall have no further obligations thereunder.  The Contribution shall be deemed to be a contribution to the capital of Borrower by Lender in an amount equal to the outstanding balance of the Note immediately after giving effect to the Redemption.

3.                                       Adjustments.  Each of Borrower and Lender hereby agrees that the fair market value of the Warrants as of the Closing is USD $38,314,085.46 (the “Agreed Warrant Fair Market Value”).  Each of Borrower and Lender further agrees and acknowledges that if at any time the fair market value of the Warrants as of the Closing is determined for any reason to be other than the Agreed Warrant Fair Market Value, each such party shall for all purposes (including for purposes of Section 1 and Section 2) treat such determination as the Agreed Warrant Fair Market Value and shall accordingly adjust its books and records.

4.                                       Closing.  The closing of the Redemption and Contribution shall take place at the offices of Kirkland & Ellis LLP, 333 South Hope Street, Los Angeles, California 90071, on the date hereof, immediately following the closing (the “Closing”) of the transactions contemplated by the Credit Agreement and the Investment Agreement.

5.                                       Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such state, including Section 5-1401 of the New York General Obligations Law.

6.                                       Severability.  If any provision of this Agreement is held to be invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

7.                                       Miscellaneous.

(a)                                  Borrower and Lender will, upon request, execute and deliver any additional documents reasonably deemed by Borrower or Lender, as the case may be, to be necessary or desirable to complete or evidence the transactions contemplated by this Agreement.

(b)                                 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(c)                                  This Agreement and any amendments hereto, to the extent signed and delivered by means of digital imaging and electronic mail or a facsimile machine, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

(d)                                 The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party.

(e)                                  This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or between the parties hereto, written or oral, that may have related in any way to the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date written above.

OCM MARINE INVESTMENTS CTB, LTD.

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ B. James Ford
Name:	B. James Ford
Title:	Managing Director

By:	/s/ Adam C. Pierce
Name:	Adam C. Pierce
Title:	Senior Vice President

OCM MARINE HOLDINGS TP, L.P.

By:	OCM Marine GP CTB, Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ B. James Ford
Name:	B. James Ford
Title:	Managing Director

By:	/s/ Adam C. Pierce
Name:	Adam C. Pierce
Title:	Senior Vice President

[Signature Page – Redemption and Contribution Agreement]